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                                                                     Exhibit 1.1

                                2,119,469 SHARES

                              FTI CONSULTING, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                    ______, 2002

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
ADAMS, HARKNESS & HILL, INC.
JANNEY MONTGOMERY SCOTT LLC
SUNTRUST CAPITAL MARKETS, INC.

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     FTI Consulting, Inc., a Maryland corporation (the "Company"), and certain stockholders of the Company named in Schedule II hereto and identified therein as the initial selling stockholders (the "Initial Selling Stockholders"), propose to sell an aggregate of 2,119,469 shares (the "Firm Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). Of the Firm Securities, 2,100,000 are being sold by the Company and 19,469 by the Initial Selling Stockholders. In addition, certain members of the Company's management identified on Schedule II hereto (the "Management Selling Stockholders") propose to grant to the Underwriters named in Schedule I hereto (the "Underwriters") an option to purchase up to an additional 317,920 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Securities"). The Initial Selling Stockholders and the Management Selling Stockholders are hereinafter collectively referred to as the "Selling Stockholders". The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "Securities". This is to confirm the agreement concerning the purchase of the Securities from the Company and the Selling Stockholders by the Underwriters, as of the date first written above.

     1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Underwriters that:

          (a) A registration statement on Form S-3 setting forth information with respect to the Company, the Selling Stockholders and the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Securities Act"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement (and any amendments thereto) and all exhibits thereto have been delivered by the Company to you as the


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     representatives of the Underwriters (the "Representatives"). As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each preliminary prospectus contained in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Securities Act; "Registration Statement" means such registration statement, as amended as of the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Securities Act; and "Prospectus" means the prospectus in the form first used to confirm sales of the Securities. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus.

          (b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (c) The Registration Statement, as of the Effective Date, conformed in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto, as of their respective dates and as of the applicable Delivery Date (as defined in Section 5 below), conformed and will conform in all material respects with the requirements of the Securities Act and did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the


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                                                                               3

     circumstances under which they were made, not misleading; provided that, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein (which information is set forth in Section 10(f)).

          (d) The documents incorporated by reference in the Prospectus (the "Incorporated Documents"), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (e) The Company and each of its subsidiaries has been duly formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, other than such jurisdictions where the failure to be so qualified or otherwise authorized to transact business would not have a material adverse effect on the business, prospects, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged.

          (f) The Company has an authorized and issued capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, "Liens") of any nature except the Liens under the Credit Facility dated as of August 30, 2002, among the Company, the lenders and other parties named therein, as amended on September 20, 2002 (the "Credit Facility"). There has been no change in the authorized or issued capitalization of the Company or any of its subsidiaries since the date indicated in the Prospectus except with respect to (i) changes occurring in the ordinary course of business, (ii) changes in outstanding Common Stock


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     resulting from transactions relating to employee benefit plans or dividend reinvestment and employee stock purchase plans and (iii) changes described in the Prospectus.

          (g) Except as set forth in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (h) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be set forth in the Prospectus under the rules and regulations of the Commission which is not so set forth.

          (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person, or to include any such securities in any registration statement filed by the Company, except as have been exercised or waived in connection with the offering of securities contemplated by this Agreement.

          (k) There are no contracts, agreements or other documents which are required to be set forth in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been set forth in the Prospectus or filed as exhibits to the Registration Statement.

          (l) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
     (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of (ii)

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     and (iii), such defaults, events, violations or failures which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (a "Material Loss"); and, since such date, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

          (n) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition, the results of operations and the changes in financial position of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods indicated; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and have been prepared on a basis consistent with such financial statements and the books and records of such entities.

          (o) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Prospectus (and any supplement or amendment thereto), if any, have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

          (p) Ernst & Young LLP, who have certified the financial statements of the Company, whose report appears in the Prospectus and who have delivered one of the initial letters referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act; Deloitte & Touche LLP, who have certified certain

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     financial statements relating to the Business Recovery Services business
     (the "BRS Business") acquired by the Company from PricewaterhouseCoopers LLP, a Delaware limited liability partnership, pursuant to an Agreement for the Purchase and Sale of Assets dated as of July 24, 2002, whose report appears in the Prospectus and who have delivered one of the initial letters referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act; and both Ernst & Young and Deloitte & Touche were independent accountants as required by the Securities Act during the periods covered by the financial statements on which they reported.

          (q) The Company and its subsidiaries own no real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and except for Liens arising under the Credit Facility; and all material assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (r) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (s) The Company and each of its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company and each of its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the governmental authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any governmental authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice

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                                                                               7

     or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are unduly burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.

          (t) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and neither the Company nor any of its subsidiaries has received any notice of infringement of asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (u) None of the Company and its subsidiaries is involved in any strike, job action or labor dispute with any group of employees that might be expected to have a Material Adverse Effect, and, to the Company's knowledge, no such action or dispute is threatened.

          (v) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "Internal Revenue Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (w) The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

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          (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as described in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to the Company's stock option and employee stock purchase plans, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business and which are not material, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

          (y) The Company (i) makes and keeps accurate books and records and
     (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded and reported to the Company's management as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable

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                                                                               9

     local, state, federal and foreign laws or regulations with respect to environmental protection.

          (bb) This Agreement has been duly authorized, executed and delivered by the Company.

          (cc) The Company has all necessary power and authority to issue and deliver the Securities to be sold by the Company to the Underwriters hereunder, such Securities have been duly authorized by the Company and when such Securities are issued and delivered to and paid for by the Underwriters pursuant to this Agreement on the applicable Delivery Date, such Securities will be duly and validly issued, fully paid and non-assessable; the Securities to be sold by the Selling Shareholders to the Underwriters hereunder have been duly and validly issued and are fully paid and non-assessable; and the Securities will conform, when issued, in all material respects to the description thereof contained in the Prospectus.

          (dd) The execution, delivery and performance by the Company of this Agreement, the issuance of the Securities to be sold by the Company to the Underwriters hereunder, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound or (iv) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

          (ee) Except (i) with respect to the registration of the Securities under the Securities Act, (ii) as required by applicable state securities or "blue sky" and foreign laws, (iii) approval by the National Association of Securities Dealers, Inc. and (iv) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the issuance of the Securities to be sold by the Company and the consummation of the transactions contemplated hereby.

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                                                                              10

          (ff) Neither the Company nor any subsidiary is or, as of the applicable Delivery Date after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Prospectus, will be an "investment company" as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

          (gg) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an "Affiliate"), has taken, directly or indirectly, any action (A) designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of such securities or (B) prohibited by Regulation M under the Securities Act.

          (hh) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Securities was incurred for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities and will have on the applicable Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) able to pay its debts as they mature.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2. (a) Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriters that:

          (a) The Selling Stockholder has, and immediately prior to the applicable Delivery Date (as defined in Section 5 below) the Selling Stockholder will have, good and valid title to the Securities to be sold by the Selling Stockholder hereunder on such date, free and clear of all Liens; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all Liens, will pass to the several Underwriters.

          (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with American Stock Transfer & Trust Company, as custodian (the "Custodian"), for delivery, in accordance with the Custody Agreement, under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Securities to be sold by the Selling Stockholder hereunder.

          (c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar instruments executed by the other Selling Stockholders, the "Powers of Attorney") appointing the persons named therein as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Stockholder's behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder, in accordance with the Custody Agreement and the applicable Power of Attorney.

          (d) The Selling Stockholder has all necessary right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by, or on behalf of, the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject that could reasonably be expected to impair the Selling Stockholder's ability to perform its obligations hereunder, or (B) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder.

          (e) Except (i) with respect to the registration of the Securities under the Securities Act, (ii) as required by applicable state securities or "blue sky" laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

          (f) The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto, as of their respective dates and as of the applicable Delivery Date (as defined in Section 5 below) did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein (which information is described in Section 10(f)); and provided further that this paragraph (d) shall apply to such Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were based on written information provided by such Selling Stockholder specifically for inclusion therein (which information is described in Section 10(g)).

          (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action (A) designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) prohibited by Regulation M under the Securities Act.

          (h) Each Selling Stockholder is not prompted to sell shares of Common Stock by any material, non-public information concerning the Company that is not set forth or incorporated by reference in the Registration Statement and the Prospectus.

     (b) Additional Representations, Warranties and Agreements of the
Management Selling Stockholders. Each Management Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus, as amended or supplemented, and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus, or any amendment or supplement thereto, as of their respective dates, which has adversely affected or could reasonably be expected to adversely affect the business of the Company in any material respect.

     Each certificate signed by or on behalf of a Selling Stockholder and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     3. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 2,100,000 shares of the Firm Securities and each Initial Selling Stockholder hereby agrees to sell the number of shares of the Firm Securities set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Securities set forth opposite that Underwriter's name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Initial Selling Stockholder, that number of shares of the Firm Securities which represents the same proportion of the number of shares of the Firm Securities to be sold by the Company, and by each Initial Selling Stockholder, as the number of shares of the Firm Securities set forth opposite the name of such Underwriter in Schedule I represents of the total number of shares of the Firm Securities to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Securities shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Management Selling Stockholders, severally and not jointly, grant to the Underwriters an option to purchase up to 317,920 shares of Option Securities. Such option is granted for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in
Section 5 hereof. Shares of Option Securities shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Securities set forth opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Securities shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts.

     The price of both the Firm Securities and any Option Securities shall be $ per share.

     Neither the Company nor any Selling Stockholder shall be obligated to deliver any of the Securities to be delivered on any Delivery Date (as defined in Section 5 below), except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

     4. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     5. Delivery of and Payment for the Securities. Delivery of and payment for the Firm Securities shall be made at the offices of Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209 at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are referred to herein as the "First Delivery Date." On the First Delivery Date, the Company and each Initial Selling Stockholder shall deliver or cause to be delivered certificates representing the Firm Securities to the Representatives or to the Custodian for the account of each Underwriter against payment to or upon the order of the Company and the Initial Selling Stockholders of the purchase price by wire transfer in immediately available funds. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company and each Initial Selling Stockholder shall make the certificates representing the Firm Securities available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Management Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Securities as to which the option is being exercised, the names in which the shares of Option Securities are to be registered, the denominations in which the shares of Option Securities are to be issued and the date and time, as determined by the Representatives, when the shares of Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Securities are delivered are sometimes referred to as an "Option Delivery Date" and the First Delivery Date and any Option Delivery Date are sometimes each referred to as a "Delivery Date". In the event the option to purchase Option

Securities is exercised in part only, the Underwriters will purchase Option Securities from each Management Selling Stockholder, on a pro rata basis, in the proportion that the number of Option Securities offered by such Management Selling Stockholder bears to the aggregate number of Option Securities offered by all Management Selling Stockholders.

     Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 a.m., New York City time, on such Option Delivery Date. On such Option Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Management Selling Stockholders of the purchase price by wire transfer in immediately available funds. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Management Selling Stockholders shall make the certificates representing the Option Securities available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to such Option Delivery Date.

     Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     6. Further Agreements of the Company. The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel to the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any documents incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such documents and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, or any document incorporated by reference in the Prospectus, pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Representatives and counsel to the Underwriters and obtain the consent of the Representatives to the filing, such consent not to be unreasonably withheld or delayed;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities
     Act);

          (g) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which the Company is not already so qualified or has not so consented;

          (h) For a period of two years following the First Delivery Date, to furnish to the Underwriters copies of all written materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Underwriters with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

          (i) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) announce an offering of, or file any registration statement with the Commission relating to, equity securities of the Company (other than the offering contemplated by this Agreement) or offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Securities and shares of Common Stock to be issued in the ordinary course under the Company's employee benefit plans, stock option plans, employee stock purchase plan or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options, warrants or rights pursuant to option or other employee compensation plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each of the persons specified on Schedule III hereto to furnish to the Representatives, on or prior to the date hereof, a letter or letters, substantially in the form of Annex A hereto;

          (j) To cause the Securities to be approved by the New York Stock Exchange ("NYSE") for listing prior to the First Delivery Date;

          (k) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities;

          (l) To apply the net proceeds from the issuance and sale of the Securities as set forth under "Use of Proceeds" in the Prospectus; and

          (m) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" as defined, and subject to regulation, under the Investment Company Act.

     7. Further Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees:

          (a) For a period of 90 days from the date hereof, not to, directly or indirectly, other than pursuant to this Agreement, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Securities) or substantially similar securities or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.;

          (b) That the Securities to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event, except as may be provided herein;

          (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person); and

          (d) To cooperate with the Company and the Underwriters and to execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, and take all such other actions as such party may reasonably be requested to take by the Company and the Underwriters from time to time, in order to effectuate the sale of the Securities in the offering contemplated hereby.

     8. Expenses. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

          (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection;

          (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and exhibits thereto;

          (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement;

          (d) the costs of producing and distributing this Agreement;

          (e) the cost of delivering and distributing the Custody Agreement and the Powers of Attorney;

          (f) the filing fees incident to securing the review by the NYSE and the National Association of Securities Dealers, Inc. of the terms of sale of the Securities and any applicable listing or other fees;

          (g) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 6(g) and of preparing, printing and distributing a Canadian wrapper (including related fees and expenses of counsel to the Underwriters);

          (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and

          (i) all other costs and expenses incident to the performance of the obligations of the Company and Selling Stockholders under this Agreement provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, and the Selling Stockholders shall pay the fees and expenses of their counsel and their attorneys-in-fact and any transfer taxes payable in connection with their respective sales of Stock to the Underwriters and reimburse the Company for their pro rata share of the fees and expenses paid by the Company in connection with the offering of the Stock, unless any such Selling Stockholder shall have agreed otherwise with the Company in which case the Company shall pay such Selling Shareholder's fees and expenses.

     9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No Underwriter shall have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett, counsel to the Underwriters, contains any untrue statement of any material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Powers of Attorney, the Registration Statement, the Prospectus, the Securities, and all other legal matters relating to the offering, issuance and sale of the Securities and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters; and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Piper Rudnick LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company and each of its subsidiaries have been duly formed and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than such jurisdictions where the failure to be so qualified or otherwise authorized to transact business would not reasonably be expected to have a Material Adverse

          Effect) and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.

               (ii) The Company has an authorized and issued capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Securities being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens other than those arising pursuant to the Credit Facility.

               (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

               (iv) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

               (v) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date, the Incorporated Documents and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

               (vi) To such counsel's knowledge, there are no contracts or other documents which are required to be set forth in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been set forth or filed as exhibits to the Registration Statement or incorporated therein by reference.

               (vii) The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder and to issue, sell and deliver the Securities to the Underwriters.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company.

               (ix) The Securities have been duly authorized by the Company and when the Securities are issued and delivered to and paid for by the Underwriters pursuant to this Agreement on the applicable Delivery Date, such Securities will be duly and validly issued, fully paid and non-assessable; the Securities will conform, when issued, in all material respects to the description thereof contained in the Prospectus.

               (x) The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's capital stock, constitute accurate summaries of the terms of such capital stock in all material respects.

               (xi) The statements made in the Prospectus under the caption "Description of Capital Stock - General, - Common Stock and - Anti-Takeover Provisions of the Maryland General Corporation Law", insofar as they purport to constitute summaries of the terms of the Company's charter or bylaws, the Maryland General Corporation Law, rules and regulations thereunder or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations or contracts and other documents in all material respects.

               (xii) The statements made in the Prospectus under the caption "Certain United States Tax Considerations to Non-U.S. Holders" to Non-U.S. Holders, insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects.

               (xiii) The execution, delivery and performance by the Company of the this Agreement, the issuance of the Securities to be sold by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not
          (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject or (B) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

               (xiv) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) to such counsel's knowledge is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

               (xv) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of the Agreement or any of the other documents to be entered into in connection with the issuance of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby, except (A) for the registration of the Securities under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (C) for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

               (xvi) To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except for such rights as have been exercised or waived in connection with the offering and sale of the Securities.

               (xvii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, might have a Material Adverse Effect.

               (xviii) The Company is not, and assuming the application of the net proceeds from the sale of the Securities as set forth in the Prospectus, will not be, an "investment company" as defined, and subject to regulation, under the Investment Company Act.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the

State of Maryland. In rendering such opinion, such counsel may rely upon a certificate of the Company in respect of matters of fact, provided that such counsel shall furnish a copy thereof to the Representatives and state that it believes that both the Underwriters and it are justified in relying upon such certificate. Such opinion shall also include a statement to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, such counsel participated in conferences with officers and other representatives of the Company, the Company's independent accountants and the Underwriters and their counsel, at which the contents of the Registration Statement were discussed, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (I) the Registration Statement (except for the financial statements and financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above), as of its date and the applicable Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any documents incorporated by reference in the Prospectus, when they were filed with the Commission contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The opinion of Piper Rudnick LLP described in this Section 9(d) shall be rendered to the Representatives at the request of the Company and shall so state therein.

          (e) The respective counsel for each of the Selling Stockholders set forth on Schedule II hereto each shall have furnished to the Representatives their written opinion, as counsel to each of the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives dated such Delivery Date, to the effect that:

               (i) Immediately prior to the time of delivery of the Securities to the Underwriters, the Selling Stockholder is the sole registered owner of the Securities to be sold by it, has all necessary power and authority to such Securities and, upon payment for and delivery of such Securities in accordance with this Agreement, the Underwriters will acquire all of the rights of the Selling Stockholder in such Securities and will also acquire their interest in such Securities free of any adverse claim;

               (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

               (iii) A Power of Attorney and a Custody Agreement have been duly executed and delivered by the Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

               (iv) The execution, delivery and performance by the Selling Stockholder of the this Agreement, the Power of Attorney and the Custody Agreement, the compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject that could reasonably be expected to impair the Selling Stockholder's ability to perform its obligations hereunder or (B) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets; and

               (v) No consent, approval, authorization or order of, or filing or registration with, or qualification of or with, any governmental agency or body or any court or agency acting pursuant to any statute or law is required for the issue and sale of the Securities by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of this Agreement, except for (A) the registration of the Securities under the Securities Act (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (C) for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

     In rendering the opinions in Section 9(e)(i) above, counsel to each Selling Stockholder may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and the absence of adverse claims regarding the Securities sold by such Selling Stockholder. The opinion of counsel to each Selling Stockholder described in this Section 9(e) shall be rendered to the Representatives at the request of such Selling Stockholder and shall so state therein.

          (f) Simpson Thacher & Bartlett shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters. In rendering such opinion, as to matters of Maryland law, Simpson Thacher & Bartlett shall be entitled to rely on the opinion of Piper Rudnick LLP described in Section 9(d) above.

          (g) At the time of execution of this Agreement, the Representatives shall have received from each of (i) Ernst & Young and (ii) Deloitte & Touche LLP (collectively, the "Accountants") a letter or letters, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information (including without limitation pro forma financial information) and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (h) With respect to the letters of the Accountants referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (each an "initial comfort letter"), the Company shall have furnished to the Representatives a letter (each a "bring-down comfort letter") of each of such Accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letters.

          (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to the Underwriters, stating that:

               (i) the representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date; and the conditions set forth in Sections 9(a) and 9(k) have been fulfilled;

               (ii) since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement filed in accordance with the terms of this Agreement), (A) there has not occurred any change or any development that could reasonably be expected to have a Material Adverse Effect,
          (B) there has not been any change in the capital stock, the short-term debt, or the long-term debt of the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect,
          (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, (D) a Material Loss has not occurred, (E) the Company has not declared or paid any dividend on its capital stock, except for dividends declared in the ordinary course of business and consistent with past practice, and (F) except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole; and

               (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of the Effective Date, conformed in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of its date and as of the applicable Delivery Date, conformed and conforms in all material respects with the requirements of the Securities Act and did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (j) Each Initial Selling Stockholder (or one or more attorneys-in-fact on behalf of such Initial Selling Stockholder) shall have furnished to the Representatives on the Initial Delivery Date, and each Management Selling Stockholder (or one or more attorneys-in-fact on behalf of such Management Selling Stockholder) shall have furnished to the Representatives on the relevant Option Delivery Date, a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of such Delivery Date and that such Selling Stockholder has complied in all material respects with all agreements contained herein to be performed by such Selling Stockholder at or prior to such Delivery Date.

          (k) The NYSE shall have approved the Securities for listing, subject only to official notice of issuance.

          (l) The Representatives shall have received from each of the persons specified on Schedule III hereto an executed lock-up letter agreement contemplated by Section 6(i) hereof.

          (m) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any Material Loss, otherwise than as described or contemplated in the Prospectus, or (B) since such date there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as described or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the

     Securities being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

          (n) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
     (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international, calamity or crisis (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     The Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 9. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     10. Indemnification and Contribution.

              (a) (i) The Company shall indemnify and hold harmless each Underwriter, its respective directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, and each Selling Stockholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for such purpose) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application"), or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter or Selling Stockholder in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that, the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter or such Selling Stockholder through its gross negligence or willful misconduct), and shall reimburse each Underwriter, each such director, officer, employee or controlling person and each Selling Stockholder promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person or Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); provided, further, that the Company shall not be liable in any such case to a Selling Stockholder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder specifically for inclusion therein, which information consists solely of the information specified in Section 10(g). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, any director, officer, employee or controlling person of any Underwriter or any Selling Stockholder.

               (ii) The Management Selling Stockholders severally agree to be responsible for any amounts payable by the Company under Section 10(a)(i) to the Underwriters, their directors, officers, employees and control persons, in the event that (x) the Company is bankrupt or insolvent or (y) any Underwriter, its directors, officers, employees or controlling persons shall have made a demand upon the Company for payment of amounts payable to such Underwriter, its directors, officers, employees or controlling persons under Section 10(a)(i) (including reimbursement of legal fees or other expenses), such amounts are not being contested by the Company in good faith, and such demand remains unsatisfied for 60 days or more; provided, however, that the liability of each Management Selling Stockholder under this Section 10(a)(ii) shall be limited to an amount equal to the aggregate purchase price, less underwriting discounts and commissions, received by such Management Selling Stockholder from the sale of Option Securities hereunder by such Management Selling Stockholder.

          (b) Each of the Selling Stockholders, severally in proportion to the number of shares of Securities to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein, which information is limited to the information set forth in
     Section 10(g), and shall reimburse each Underwriter and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). Notwithstanding any other provisions of this Agreement, the liability of each Selling Stockholder pursuant to the provisions of this Section 10 shall be limited to an amount equal to the aggregate purchase price, less underwriting discounts and commissions, received by such Selling Stockholder from the sale of Securities hereunder by such Selling Stockholder. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, each of their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information concerning such Underwriter furnished to the Company and the Selling Stockholders through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and set forth in Section 10(f), and shall reimburse the Company, each Selling Stockholder and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, any Selling Stockholder or any such director, officer, employee or controlling person.

          (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
     Section 10 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ separate counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and such Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f) The Underwriters severally confirm, and the Company and each Selling Stockholder each acknowledges, that the statements with respect to the delivery of the Securities by the Underwriters in connection with the public offering of the Securities set forth on the cover page of the Prospectus, and the concession and reallowance figures and the information concerning overallotment transactions, stabilization, short positions and penalty bids and electronic distribution appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (g) Each of the Selling Stockholders severally confirms and each of the Underwriters acknowledges that the information set forth under the caption "Principal and Selling Stockholders" in the Prospectus regarding such Selling Stockholder are correct and constitute the only information concerning such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement and the Prospectus.

     11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting

Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the number of Firm Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate number of the Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate number of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total number of Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase on such Delivery Date the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Option Delivery Date, the obligation of the Underwriters to purchase, and of the Management Selling Stockholders to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this
Section 11, purchases which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel to the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Sections 9(m) or 9(n) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

     13. Reimbursement of Underwriters' Expenses. If (a) the Company or any Selling Stockholder fails to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled or (b) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 12), the

Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

     14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: (212) 526-0973), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022; and

     with a copy to Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, California 94304 Attention: Kevin Kennedy, Esq. (Fax: (650) 251-5002;
     Telephone: (650) 251-5130);

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jack B. Dunn (Fax: (410) 224-3552); and

     with a copy to Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, Attention: Richard C. Tilghman, Jr. (Fax: (410) 580-3274); Telephone
     (410) 580-4274);

          (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule II hereto, with a copy to the counsel, if any, to such Selling Stockholder listed on such schedule;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by either Theordore I. Pincus or Philip R. Jacoby, as attorneys-in-fact.

     15. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement will also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) any indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement will be deemed to be for the benefit of (i) directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act and (ii) directors, officers and employees of any Selling Stockholder and any person controlling such Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, will survive the delivery of and payment for the Securities and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     17. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     19. Consent to Jurisdiction; Forum Selection; Waiver of Jury Trial.

          (a) Each of the Underwriters, the Company and each Selling Stockholder hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

          (b) Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

          (c) Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or is expressly and irrevocably waived.

     20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature page follows]

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                            Very truly yours,

                                            FTI CONSULTING, INC.


                                            By   _____________________________
                                                 Name:
                                                 Title:

                                            THE INITIAL SELLING STOCKHOLDERS SET
                                            FORTH IN SCHEDULE II HERETO


                                            By   _____________________________
                                                 Name:    Theodore I. Pincus
                                                 Title:   Attorney-in-Fact


                                            By   _____________________________
                                                 Name:       Philip R. Jacoby
                                                 Title:      Attorney-in-Fact


                                                 _____________________________
                                                 Jack B. Dunn, IV


                                                 _____________________________
                                                 Stewart J. Kahn


                                                 _____________________________
                                                 Theodore I. Pincus

Accepted:
LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
ADAMS, HARKNESS & HILL, INC.
JANNEY MONTGOMERY SCOTT LLC
SUNTRUST CAPITAL MARKETS, INC.


By LEHMAN BROTHERS INC.


By: ___________________________
     Authorized Representative

                                                                      SCHEDULE I

                                                               Number of Firm
                                                              Securities to be
Underwriters                                                     Purchased
------------                                                    ----------

                                                                ----------
Lehman Brothers Inc. ...........................................----------
Banc of America Securities LLC ................................ ----------
Adams, Harkness & Hill, Inc. ...................................----------
Janney Montgomery Scott LLC ....................................----------
SunTrust Capital Markets, Inc. .................................----------
          Total ................................................ 2,119,469
                                                                ==========

                                                                     SCHEDULE II

                                                                Option Securities to be
                                           Firm Securities         Sold if Option is
Name and Address of Selling Stockholder      to be Sold                 exercised
---------------------------------------    ---------------               ---------
Initial Selling Stockholders

Edward Bartko(a)                              15,969                         --
Kevin Regan (a)                                3,500                         --


Management Selling Stockholders
Jack B. Dunn, IV(b)                             __                        150,000
Stewart J. Kahn(b)                              __                        137,920
Theodore I. Pincus(b)                           __                         30,000
---------------------------------------------------------------------------------------
Total                                         19,469                      317,920


(a) This Selling Stockholder is represented by Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, Attention: Richard C. Tilghman, Jr. (Fax: (410) 580-3274; Telephone (410) 580-4274), and has appointed Theodore
     I. Pincus and Philip R. Jacoby, and each of them, as Attorneys-in-Fact for such Selling Stockholder. The address of this Selling Stockholder is 900 Bestgate Road, Suite 100, Annapolis, MD 21401.

(b) This Selling Stockholder is represented by Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention:
     Charles H. Baker (Fax: (212) 319-4090; Telephone (212) 318-6250). The
     address of this Selling Stockholder is 900 Bestgate Road, Suite 100, Annapolis, MD 21401.

                                                                    SCHEDULE III

Lock-Up Letter Agreements to be provided by:
--------------------------------------------

Jack B. Dunn, IV
Stewart J. Kahn
Barry S. Kaufman
Theodore I. Pincus
Denis J. Callaghan
James A. Flick, Jr.
Peter F. O'Malley
Dennis J. Shaughnessy
George P. Stamas

                                                                         ANNEX A

                            LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
on behalf of the several Underwriters (as defined below)
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Dear Ladies and Gentlemen:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of FTI Consulting, Inc. a Maryland corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public pursuant to the Underwriting Agreement (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for Common Stock (other than any of the Shares) or substantially similar securities or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final prospectus relating to the Offering.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and the Selling Stockholders named therein. In addition, it is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement is not executed or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

     This Agreement shall be governed by, and construed in accordance with, the laws of New York.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Lock-Up Letter Agreement does not constitute an offer of any securities for sale. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement to be filed by FTI Consulting, Inc. with the Securities and Exchange Commission has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. An indication of interest in response to this Lock-Up Letter Agreement will involve no obligation or commitment of any kind.

                                          Very truly yours,

                                         [NAME]

                                          By:___________________________________
                                             Name:
                                             Title:

Dated:  _______________